EXHIBIT 16.1


                                   Smith & Company
            A Professional Corporation of Certified Public Accountants


December 10, 2002


SECPS Letter File
U.S. Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, NW
Washington, DC  20549

RE:  W-J International, Ltd.


Ladies and Gentlemen:

We were previously principal accountants for W-J International, Ltd., and on December 26, 2001, we reported on the financial statements of W-J International, Ltd. as of September 30, 2001 and 2000, and for the year then ended. On December 10, 2002, we were dismissed as principal accountants.

We have read the amended statements made by W-J International, Ltd. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated December 13, 2002. We agree with the statements concerning our Firm in such Form 8-K, as amended.

Very truly yours,

Smith & Company


By:  /s/  Roger B. Keonard



        10 West 100 South, Suite 700 - Salt Lake City, Utah 84101-1554
             Telephone: (801) 575-8295 - Facsimile (801) 575-8306
       Members:  American Institute of Certified Public Accountants - Utah
                      Association of Certified Public Accountants